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              DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN          EXHIBIT 5
                         COUNSELLORS AT LAW
                         ONE DETROIT CENTER
                 500 WOODWARD AVENUE - SUITE 4000
                    DETROIT, MICHIGAN 48226-3425     BLOOMFIELD HILLS, MICHIGAN
                      TELEPHONE (313) 223-3500            LANSING, MICHIGAN
                      FACSIMILE (313) 223-3598         GRAND RAPIDS, MICHIGAN
                                                          WASHINGTON, D.C.
                                                         CHICAGO, ILLINOIS
                                                           WARSAW, POLAND




                           March 23, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          RE:  Kmart Corporation
               Employee Savings Plan
               Registration Statement on Form S-8

Gentlemen:

         As counsel for Kmart Corporation, a Michigan corporation (the "Corporation"), we are familiar with the corporate affairs of the Corporation and particularly with the corporate proceedings relating to the establishment of the Corporation's Employee Savings Plan (herein called the "Plan") and the action of the Board of Directors of the Corporation authorizing additional shares to be issued under the Plan.

         The Plan was duly and legally adopted by the Board of Directors of the Corporation.

         Based upon the above, we are of the opinion that:

         1.  The Corporation duly and validly has
             adopted and established the Plan
             taking all necessary corporate
             action for that purpose.

         2.  The shares of Common Stock of the
             Corporation covered by the Plan have
             been duly authorized and when issued
             pursuant to the Plan will be validly
             issued,  fully  paid  and  non-
             assessable and no personal liability
             will attach to the holders thereof.

                           Exhibit 5

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                                    DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN

Securities and Exchange Commission
March 23, 1994
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            We hereby consent to the use of this opinion as a
part (Exhibit 5) to the Registration Statement on Form S-8 which is being filed by the Corporation with the Securities and Exchange Commission with respect to the plan.

                                      Very truly yours,

                                      DICKINSON, WRIGHT, MOON,
                                      VAN DUSEN & FREEMAN